UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2011

TD Ameritrade Holding Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-49992	82-0543156
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4211 South 102nd Street Omaha, Nebraska	68127
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (402) 331-7856

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective November 28, 2011, TD Ameritrade Services Company, Inc., an indirect wholly owned subsidiary of TD Ameritrade Holding Corporation, entered into a Guaranteed Maximum Price Amendment (the “Amendment”) to its construction agreement, as amended, with Kiewit Building Group, Inc., dated December 1, 2009, to construct TD Ameritrade’s Omaha Campus (the “Agreement”).

The Agreement contains customary terms and conditions addressing project responsibilities. Under the Amendment, the guaranteed maximum price to be paid by TD Ameritrade increases by $55 million to $197 million to incorporate the interior construction. Completion of the work to be performed under the Agreement is expected by June 2013.

The foregoing description of the Amendment is qualified in its entirety by reference to the complete terms and conditions of the Amendment. A copy of the Amendment is attached hereto as Exhibit 10.1, and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Guaranteed Maximum Price Amendment between TD Ameritrade Services Company, Inc. and Kiewit Building Group, Inc., effective November 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD AMERITRADE HOLDING CORPORATION

Date: December 2, 2011	By:	/s/ William J. Gerber
		Name:	William J. Gerber
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Guaranteed Maximum Price Amendment between TD Ameritrade Services Company, Inc. and Kiewit Building Group, Inc., effective November 28, 2011